NEWS RELEASE

NCR Atleos Corporation Reports Strong Second Quarter Results
ATLANTA, August 5, 2026 - NCR Atleos Corporation (NYSE: NATL) (“Atleos”), a leader in expanding self-service financial access for financial institutions, retailers and consumers, today reported second quarter 2026 results. Key highlights include:

•Total revenue for the first six months of 2026 was $2.1 billion, up 3% year-over-year.
◦ Total revenue of $1.1 billion in Q2, with 70% from recurring revenue streams.
•Net income attributable to Atleos for the first six months was $87 million, up an impressive 64% year-over-year; Adjusted EBITDA for the first six months was $426 million, up 14% year-over-year.
◦Net income attributable to Atleos in Q2 was $65 million, up 67% year-over-year; Adjusted EBITDA for Q2 was $254 million, up approximately 25% year-over-year.
•Self-Service Banking revenue for the first six months of 2026 increased 6% with Self-Service Banking Adjusted EBITDA growth of 9%.
◦Self-Service Banking revenue for Q2 was up 1% as we compare against record hardware volumes for the last 12-month period.
◦Self-Service Banking Adjusted EBITDA for Q2 increased 13% led by ATM as a Service (“ATMaaS”), Software, net tariff refunds, and productivity initiatives offsetting elevated memory and fuel costs.
•Network revenue was flat for the first six months of 2026 with Network Adjusted EBITDA growth of 10%.
◦Network revenue for Q2 declined 1% with lower demand in crypto transactions, offset by strong volume growth in South Africa and Australia.
◦Network Adjusted EBITDA for Q2 increased 23% year-over-year, led by positive settlement processing and lower vault cash costs.
◦Allpoint core transaction volumes remain strong with deposits reaching over one million in Q2, fueled by the expansion of one of the largest convenience retailers and a renewal with one of the largest prepaid programs in the world.

Tim Oliver, Atleos’ Chief Executive Officer, said, “NCR Atleos delivered another strong quarter and a very good first half of 2026. Our service-led growth initiatives and investment in product innovation are encouraging financial institutions and retailers to choose our differentiated and comprehensive offering to meet their evolving self-service needs. In the first half, service and software business paced our growth and ATM hardware revenue was steady at historically high 2025 levels. Productivity programs that outpaced war-related pressures and tariff relief allowed profit margins to improve significantly.

“The regulatory and administrative processes required to complete our proposed transaction with The Brink’s Company are progressing and we now anticipate an accelerated timeline to close early in the first quarter of 2027. At the end of June, both Brink’s shareholders and NCR Atleos stockholders overwhelmingly voted to approve the transaction. This marked a significant step toward bringing together two great companies in a merger that will expand financial access, provide innovative solutions to our customers, and offer exciting opportunities to our employees,” Mr. Oliver concluded.

Andy Wamser, Chief Financial Officer, added, “We have completed several important milestones in the regulatory and administrative processes required to complete our proposed transaction with The Brink’s Company, and we continue to make meaningful progress toward closing. In the first half of the year, we again delivered results that met our internal plan. As we close out the year, we expect higher earnings and cash flow conversion that will allow us to further reduce our net leverage in advance of the anticipated transaction.”

Key Financial Highlights
•Q2 Total Revenue of $1.10 billion, flat year-over-year; with 70% from recurring revenue streams.
•Q2 Net Income Attributable to Atleos of $65 million, an increase of 67% year-over-year.
•Q2 Adjusted EBITDA of $254 million, an increase of 25% year-over-year.
•Q2 Diluted Earnings per Share of $0.86, an increase of 65% from prior year Q2; Adjusted Diluted Earnings per Share of $1.49, an increase of 67% from prior year Q2.
•Q2 Net Cash from operating activities of $30 million, Q2 Adjusted Free Cash Flow-unrestricted of $16 million.

REVENUE AND ADJUSTED EBITDA SUMMARY (Unaudited)

	For the Periods Ended June 30,
	Three Months			Six Months
($ in millions)	2026	2025	% Change	2026	2025	% Change
Revenue by segment
Self-Service Banking	$741	$732	1%	$1,438	$1,355	6%
Network	316	319	(1)%	617	618	—%
T&T	41	41	—%	81	84	(4)%
Total segment revenue	1,098	1,092	1%	2,136	2,057	4%
Other (1)	5	10	(50)%	10	24	(58)%
Consolidated revenue	$1,103	$1,102	—%	$2,146	$2,081	3%

Adjusted EBITDA by segment
Self-Service Banking	$212	$188	13%	$371	$340	9%
Self-Service Banking Adjusted EBITDA margin %	28.6%	25.7%		25.8%	25.1%
Network	106	86	23%	190	172	10%
Network Adjusted EBITDA margin %	33.5%	27.0%		30.8%	27.8%
T&T	7	9	(22)%	14	17	(18)%
T&T Adjusted EBITDA margin %	17.1%	22.0%		17.3%	20.2%
Other (1)	2	(1)	n/m	3	1	200%
Corporate (2)	(73)	(79)	(8)%	(152)	(155)	(2)%
Total Adjusted EBITDA	$254	$203	25%	$426	$375	14%
Total Adjusted EBITDA margin %	23.0%	18.4%		19.9%	18.0%
(1)Represents certain other immaterial business operations that do not represent a reportable segment, including commerce-related operations in countries that Voyix exited that are aligned to Atleos. Other also includes revenues from commercial agreements with Voyix.
(2)Includes income and expenses related to corporate functions not specifically attributable to an individual reportable segment.
Second Quarter 2026 Operating Results
Revenue
Total Revenue of $1.10 billion was flat year over year for the second quarter of 2026, and included $776 million of recurring revenue, compared to $1.10 billion and $772 million, respectively, in the prior year period. Revenue from software and services (including ATMaaS) increased, offset by a reduction in hardware sales and associated installation services, and an expected reduction in other revenues as commercial agreements and commerce-related contracts with Voyix continued to wind down.

Gross Margin
Gross margin for the three months ended June 30, 2026 increased to 28.0% compared to 22.9% in the prior year period. The increase was driven by net tariff refunds, favorable product mix in software and services, productivity initiatives, and positive settlement processing and lower vault cash costs in the transaction business, offset by an increase in other costs, including fuel and memory chips. Adjusted gross margin increased from 24.9% to 30.2%.
Net Income and Net Income Margin
Net income attributable to Atleos for the second quarter of 2026 increased 67% to $65 million, or 6% of revenue, compared to $39 million, or 4% of revenue in the prior year period.
Other Results
Net cash from operating activities for the second quarter was $30 million. Adjusted free cash flow-unrestricted was $16 million.

Pending Transaction with The Brink’s Company
In light of the pending transaction with The Brink’s Company (Brink’s), Atleos will not be hosting an earnings conference call to review second quarter results or providing a financial outlook.
References to Atleos’ website and/or other social media sites or platforms in this release do not incorporate by reference the information on such websites, social media sites, or platforms, and Atleos disclaims any such incorporation by reference.

News Media Contact
Scott Sykes
NCR Atleos Corporation
scott.sykes@ncratleos.com

Investor Contact
Omar Azimi
NCR Atleos Corporation
omar.azimi@ncratleos.com

About Atleos
Atleos (NYSE: NATL) is a leader in expanding self-service financial access, with industry-leading ATM expertise and experience, unrivaled operational scale including the largest independently-owned ATM network, always-on global services and constant innovation. Atleos improves operational efficiency for financial institutions, drives footfall for retailers and enables digital-first financial self-service experiences for consumers. Atleos is ranked #12 in Newsweek’s prestigious 2025 Top 100 Global Most Loved Workplaces® list. Atleos is headquartered in Atlanta, Ga., with approximately 20,000 employees globally. For more information, visit www.ncratleos.com.

Forward-Looking Statements
This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (the “Act”). Forward-looking statements use words such as “expect,” “anticipate,” “outlook,” “intend,” “plan,” “confident,” “believe,” “will,” “should,” “would,” “potential,” “positioning,” “proposed,” “planned,” “objective,” “likely,” “could,” “may,” and words of similar meaning, as well as other words or expressions referencing future events, conditions or circumstances. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Act. Statements that describe or relate to Atleos’ plans, goals, intentions, strategies, or financial outlook, and statements that do not relate to historical or current fact, are examples of forward-looking statements. Examples of forward-looking statements in this release including, but not limited to, statements regarding: Atleos’ proposed transaction with Brink’s, revenue acceleration in ATMaaS business, the expansion of our global self-service banking platform, recurring revenue opportunities, statements regarding Atleos’ performance, and impact from tariffs constitute “forward-looking statements” as defined in the Act. Such statements are based on currently available information and are subject to various risks and uncertainties that could cause actual results to differ materially from the Company’s present expectations. These risks and uncertainties include, but are not limited to, strategy and technology transforming our business model, our ability to integrate acquisitions and manage alliance activities, domestic and global economic and credit conditions, ability to properly assess expenses related to tariffs and other expenses, key employee retention and ability to attract talented employees, our relationships with third parties and any failures of our third-party suppliers, our level of indebtedness and our cash flow sufficiency to service our indebtedness, interest rate risks, terms governing our trade receivables liabilities, allegations or claims by third parties that our products and services infringe on intellectual property rights of others, our separation from NCR Corporation, the impact of, and our ability to remediate, any future material weaknesses in our internal control over financial reporting and the perceived reliability of Atleos’ financial statements if Atleos is unable to satisfy requirements of Section 404 of the Sarbanes Oxley Act, the failure of NCR Voyix Corporation (“Voyix”) to perform under various transactions agreements, Atleos’ obligation to indemnify Voyix pursuant to the agreements entered into in connection with the spin-off (including with respect to material taxes), the risk that Voyix may not fulfill any obligations to indemnify Atleos under such agreements, currency movements and other risks of conducting business internationally and the impact of regulatory and litigation matters, the incurrence of significant costs related to the mergers with Brink’s (the “Transactions”); Brink’s ability to consummate the Transactions; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; Brink’s ability to finance the Transactions; the failure to obtain applicable regulatory approvals in a timely manner or otherwise; the failure to satisfy any other conditions to closing of the Transactions; failure to realize the anticipated benefits and synergies of the Transactions in the expected timeframe or at all, including as a result of a delay in consummating the Transactions; the focus of management’s time and attention on the Transactions and other potential disruptions arising from the Transactions; the effects of the announcement of the Transactions on Atleos’ business; that operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with banks, employees, customers or suppliers) may be greater than expected following the public announcement of the Transactions; the potential for litigation related to the Transactions; and Brink’s or Atleos’ ability to obtain certain third party or governmental regulatory consents, approvals or clearances.
Additional information concerning these and other factors can be found in the Company’s filings with the U.S. Securities and Exchange Commission, including the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and other filed proxy statements and reports. Any forward-looking statement speaks only as of the date on which it is made. The Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. You should consider these factors carefully in evaluating forward-looking statements and are cautioned not to place undue reliance on such statements.

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	For the Periods Ended June 30,
	Three Months		Six Months
($ in millions, except per share amounts)	2026	2025	2026	2025
Revenue
Product revenue	$248	$265	$469	$454
Service revenue	855	837	1,677	1,627
Total revenue	1,103	1,102	2,146	2,081
Cost of products	181	217	369	377
Cost of services	613	633	1,234	1,220
Total gross profit	309	252	543	484
% of Revenue	28.0%	22.9%	25.3%	23.3%
Selling, general and administrative expenses	133	116	263	238
Research and development expenses	20	17	40	34
Income from operations	156	119	240	212
% of Revenue	14.1%	10.8%	11.2%	10.2%
Interest expense	(62)	(69)	(125)	(136)
Other income (expense), net	(4)	7	8	3
Total interest and other expense, net	(66)	(62)	(117)	(133)
Income before income taxes	90	57	123	79
% of Revenue	8.2%	5.2%	5.7%	3.8%
Income tax expense	25	19	36	28
Net income	65	38	87	51
Net loss attributable to noncontrolling interests	—	(1)	—	(2)
Net income attributable to Atleos	$65	$39	$87	$53

Net income per share attributable to Atleos common stockholders
Basic	$0.88	$0.53	$1.18	$0.72
Diluted	$0.86	$0.52	$1.15	$0.71

Weighted average common shares outstanding
Basic	73.8	73.5	73.7	73.3
Diluted	75.8	74.9	75.7	75.1

CONSOLIDATED BALANCE SHEETS (Unaudited)

($ in millions, except per share amounts)	June 30, 2026	December 31, 2025
Assets
Current assets
Cash and cash equivalents	$429	$456
Accounts receivable, net of allowances of $13 and $12 as of June 30, 2026 and December 31, 2025, respectively	601	550
Inventories	351	342
Restricted cash	164	175
Other current assets	303	301
Total current assets	1,848	1,824
Property, plant and equipment, net	524	511
Goodwill	1,957	1,958
Intangibles, net	451	498
Operating lease right of use assets	180	177
Prepaid pension cost	263	259
Deferred income tax assets	279	288
Other assets	162	153
Total assets	$5,664	$5,668
Liabilities and stockholders’ equity
Current liabilities
Short-term borrowings	$84	$86
Accounts payable	597	617
Payroll and benefits liabilities	104	139
Contract liabilities	408	383
Settlement liabilities	183	184
Other current liabilities	426	490
Total current liabilities	1,802	1,899
Long-term borrowings	2,711	2,672
Pension and indemnity plan liabilities	302	313
Postretirement and postemployment benefits liabilities	42	43
Income tax accruals	26	24
Operating lease liabilities	141	139
Deferred income tax liabilities	37	41
Other liabilities	139	135
Total liabilities	$5,200	$5,266
Commitments and Contingencies (Note 8)
Stockholders’ equity
Atleos stockholders’ equity:
Preferred stock: par value $0.01 per share, 50.0 shares authorized, no shares issued	—	—
Common stock: par value $0.01 per share, 350.0 shares authorized, 73.8 and 73.7 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	1	1
Paid-in capital	75	65
Retained earnings	371	299
Accumulated other comprehensive income	17	38
Total Atleos stockholders’ equity	464	403
Noncontrolling interests in subsidiaries	—	(1)
Total stockholders’ equity	464	402
Total liabilities and stockholders’ equity	$5,664	$5,668

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	For the Periods Ended June 30,
	Three Months		Six Months
($ in millions)	2026	2025	2026	2025
Operating activities
Net income	$65	$38	$87	$51
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization expense	72	72	142	141
Stock-based compensation expense	10	8	17	17
Pension, postretirement and postemployment benefit (income) expense	(9)	(2)	(16)	(2)
Deferred income taxes	(3)	2	(2)	3
Impairment of other assets	1	—	1	—
(Gain) loss on divestiture and disposal of assets, net	(3)	(24)	(2)	(27)
Loss from equity investments	2	1	2	1
Changes in assets and liabilities:
Receivables	(30)	(2)	(55)	(64)
Inventories	5	(47)	(35)	(107)
Current payables and accrued expenses	(1)	42	(34)	5
Contract liabilities	(24)	(15)	26	70
Employee benefit plans	(23)	(7)	(35)	(12)
Settlement assets and liabilities, net	10	2	(4)	95
Other assets and liabilities	(42)	(93)	(71)	(73)
Net cash (used in) provided by operating activities	$30	$(25)	$21	$98
Investing activities
Capital expenditures	$(26)	$(21)	$(53)	$(50)
Additions to capitalized software	(11)	(14)	(21)	(26)
Business acquisitions, net of cash acquired	(1)	—	(1)	—
Proceeds from sale of property, plant, and equipment	11	24	11	24
Proceeds from divestiture	—	11	12	11
Sale of investments	—	—	—	4
Net cash (used in) investing activities	$(27)	$—	$(52)	$(37)
Financing activities
Payments on term credit facilities	$(20)	$(20)	$(72)	$(59)
Borrowings on revolving credit facilities	180	290	440	440
Payments on revolving credit facilities	(150)	(290)	(330)	(425)
Tax withholding payments on behalf of employees	(1)	(1)	(7)	(8)
Payments on acquisition holdback	(2)	—	(10)	(16)
Proceeds from employee stock plans	—	7	—	7
Repurchases of common stock	—	—	(16)	—
Principal payments for finance lease obligations	(2)	(1)	(4)	(2)
Other financing activities	—	(2)	(7)	(3)
Net cash (used in) provided by financing activities	$5	$(17)	$(6)	$(66)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	1	8	(2)	12
Increase (decrease) in cash, cash equivalents, and restricted cash	$9	$(34)	$(39)	$7
Cash, cash equivalents, and restricted cash at beginning of period	596	682	644	641
Cash, cash equivalents, and restricted cash at end of period	$605	$648	$605	$648

Reconciliation of Non-GAAP Financial Measures
We supplement the reporting of our financial information determined under generally accepted accounting principles ("GAAP") with certain non-GAAP adjusted financial measures. Management views and evaluates business performance on both a GAAP basis and by excluding costs and benefits associated with these non-GAAP adjusted financial measures. As a result, we believe the presentation of these non-GAAP adjusted financial measures better enables users of our financial information to view and evaluate underlying business performance from the same perspective as management.
Non-GAAP adjusted financial measures should be considered in addition to, and not as an alternative for, our reported results prepared in accordance with GAAP. Our non-GAAP adjusted financial measures do not represent a comprehensive basis of accounting and therefore may not be comparable to similarly titled measures reported by other companies.
Non-GAAP Adjusted Gross Profit and Adjusted Gross Margin, Non-GAAP Adjusted Income from Operations, and Non-GAAP Adjusted Diluted Earnings per Share exclude, as applicable, acquisition-related costs, including costs related to the Brink’s transaction; pension mark-to-market adjustments and other one-time pension-related costs; separation-related costs; amortization of acquisition-related intangibles; stock-based compensation expense; transformation and restructuring charges (which includes integration, severance, divestiture and other exit and disposal costs); Voyix legal and environmental indemnification expense; foreign currency remeasurement impacts in hyper-inflationary countries; and other non-recurring or unusual items. Management uses these non-GAAP measures to evaluate performance consistently over various periods.
Non-GAAP Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) and Adjusted EBITDA Margin are determined by taking Net income (loss) attributable to Atleos and adding back interest expense; income tax expense (benefit); depreciation and amortization; amortization of acquisition-related intangibles; acquisition-related costs, including costs related to the Brink’s transaction; pension mark-to-market adjustments and other one-time pension-related costs; separation-related costs; transformation and restructuring charges (which includes integration, severance, divestiture and other exit and disposal costs); stock-based compensation expense; Voyix legal and environmental indemnification expense; and other amounts included in Other income (expense), net. Adjusted EBITDA margin by segment is calculated based on segment Adjusted EBITDA divided by the related segment component of revenue. Management use these non-GAAP measures to allocate resources and to evaluate performance consistently from period to period.
Adjusted free cash flow-unrestricted is calculated as net cash (used in) provided by operating activities less capital expenditures, less additions to capitalized software, plus/minus the change in restricted cash settlement activity, plus proceeds from certain sale-leaseback transactions, plus pension contributions and settlements, plus legal and environmental indemnification payments made to Voyix, and plus certain significant acquisition-related payments. Restricted cash settlement activity represents the net change in amounts collected on behalf of, but not yet remitted to, certain of our merchant customers or third-party service providers that are pledged for a particular use or restricted to support these obligations. These amounts can fluctuate significantly period to period based on the number of days for which settlement has not yet occurred or day of the week on which a reporting period ends. We believe Adjusted free cash flow-unrestricted is useful for investors because it indicates the amount of cash available for, among other things, investments in our existing businesses, strategic acquisitions and repayment of our debt obligations. Adjusted free cash flow-unrestricted does not represent the residual cash flow available, since there may be other non-discretionary expenditures that are not deducted from the measure. Adjusted free cash flow-unrestricted does not have a uniform definition under GAAP, and therefore Atleos’ definition may differ from other companies’ definitions of this measure. This non-GAAP measure should not be considered a substitute for, or superior to, cash flows from operating activities under GAAP.
Adjusted free cash flow conversion is calculated by dividing Adjusted free cash flow-unrestricted by Adjusted EBITDA. Management uses Adjusted free cash flow conversion to demonstrate how much net income is converted into cash. Management believes that adjusted free cash flow is an important financial measure for use in evaluating the Company’s liquidity. Adjusted free cash flow should be considered in addition to, rather than as a substitute for, net cash provided by operating activities as a measure of our liquidity.
Net leverage ratio, a financial valuation measure, is calculated by dividing Adjusted net debt by trailing twelve-month Adjusted EBITDA. We believe this ratio provides useful information to investors because it is an indicator of the Company’s ability to meet its future financial obligations. In addition, the net leverage ratio is a measure frequently used by investors and credit rating agencies.

Use of Certain Terms
Adjusted Net Debt is based on our total debt less cash and cash equivalents, with total debt defined as total short-term borrowings plus total long-term borrowings as presented on the Consolidated Balance Sheets.
Recurring revenue is all revenue streams from contracts where there is a predictable revenue pattern that will occur at regular intervals with a relatively high degree of certainty. This includes hardware and software maintenance revenue, processing revenue, interchange and network revenue, Bitcoin-related revenue, and certain professional services arrangements, as well as term-based software license arrangements that include customer termination rights.
Annualized Recurring Revenue (“ARR”) is an operating metric that we define as recurring revenue, excluding software licenses sold as a subscription, for the last three months times four, plus the rolling four quarters for term-based software license arrangements that include customer termination rights. We believe this metric may be useful to investors in evaluating the Company’s achievement of strategic goals related to the conversion of the self-service banking business to recurring revenue streams over time. ARR does not necessarily reflect the pattern of revenue recognition in accordance with GAAP and should not be considered a substitute for GAAP revenue.
Last twelve months average revenue per unit (“LTM ARPU”) is an operating metric for the Network segment that we define as total Network segment revenue for the previous twelve months divided by the average Network Managed Units for the previous twelve months. We believe this metric may be useful to investors in evaluating our achievement of strategic goals related to the improved monetization of our ATM fleet over a specified period, excluding the impact of seasonality. LTM ARPU does not represent revenue generated solely by our Network Managed Units, as total Network segment revenue includes revenue generated from other sources.
Network Managed Units are all transacting ATMs as of period end, whether Company-owned or Merchant-owned, other than those for which we only provide third-party processing services and those under legacy managed services arrangements.

Other performance metrics

	Three months ended June 30,
($ in millions, unless otherwise noted)	2026	2025
Self-Service Banking
Annualized recurring revenue(1)	$1,721	$1,679
Recurring revenue(1) as a % of SSB revenue	58%	57%
Revenue from ATMaaS arrangements	$77	$62
Network
LTM ARPU(1) (in thousands)	$16.0	$16.2
Network Managed Units(1) (in thousands)	77.0	77.0
(1) Refer to our definitions of Annualized recurring revenue, Recurring revenue, LTM ARPU and Network Managed Units in the section entitled “ Use of Certain Terms” above.

The following table presents the recurring revenue and all other products and services revenue that is recognized at a point in time:

($ in millions)	Three months ended June 30,
	2026	2025
Recurring revenue	$776	$772
All other products and services	327	330
Total revenue	$1,103	$1,102
Recurring revenue as a percent of revenue	70%	70%

Reconciliation of Net Income Attributable to Atleos (GAAP) to Adjusted Net Income Attributable to Atleos (Non-GAAP) and Diluted Earnings Per Share (Non-GAAP)

	Three months ended June 30, 2026
($ in millions, except per share amounts)	Gross profit	Gross margin	Income from operations	Net income (loss) attributable to Atleos	Weighted average diluted shares outstanding	Diluted earnings (loss) per share
GAAP Results	$309	28.0%	$156	$65	75.8	$0.86
Plus:
Transformation and restructuring	2	0.2%	10	8		0.11
Stock-based compensation expense	2	0.2%	10	9		0.12
Amortization of acquisition-related intangibles	20	1.8%	24	19		0.25
Acquisition-related costs	—	—%	8	7		0.09
Voyix indemnification expense	—	—%	1	3		0.04
Other tax adjustments	—	—%	—	1		0.01
Hyperinflationary foreign currency adjustment	—	—%	—	1		0.01
Non-GAAP Adjusted Results	$333	30.2%	$209	$113	75.8	$1.49
Reconciliation of Net Income Attributable to Atleos (GAAP) to Adjusted Net Income Attributable to Atleos (Non-GAAP) and Diluted Earnings Per Share (Non-GAAP)

	For the three months ended June 30, 2025
($ in millions, except per share amounts)	Gross profit	Gross margin	Income from operations	Net income (loss) attributable to Atleos	Weighted average diluted shares outstanding	Diluted earnings (loss) per share
GAAP Results	$252	22.9%	$119	$39	74.9	$0.52
Plus:
Transformation and restructuring	—	—%	—	(9)		(0.12)
Stock-based compensation expense	2	0.2%	8	7		0.09
Amortization of acquisition-related intangibles	20	1.8%	24	18		0.24
Acquisition-related costs	—	—%	1	1		0.01
Separation costs	—	—%	6	6		0.08
Voyix indemnification expense	—	—%	—	1		0.01
Hyperinflationary foreign currency adjustment	—	—%	—	4		0.06
Non-GAAP Adjusted Results	$274	24.9%	$158	$67	74.9	$0.89

Reconciliation of Net Income (Loss) Attributable to Atleos (GAAP) to Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) (Non-GAAP)

	Three months ended June 30,
($ in millions)	2026	% of Revenue	2025	% of Revenue
Net income attributable to Atleos (GAAP)	$65	5.9%	$39	3.5%
Interest expense	62	5.6%	69	6.3%
Interest income	(2)	(0.2)%	(1)	(0.1)%
Income tax expense	25	2.3%	19	1.7%
Depreciation and amortization expense	45	4.1%	44	4.0%
Amortization of acquisition-related intangibles	24	2.1%	24	2.2%
Stock-based compensation expense	10	0.9%	8	0.7%
Separation costs	—	—%	6	0.5%
Acquisition-related costs	8	0.7%	1	0.1%
Transformation and restructuring	10	0.9%	(11)	(1.0)%
Voyix indemnification expense	3	0.3%	1	0.1%
Other (income) expense items, net (1)	4	0.4%	4	0.4%
Adjusted EBITDA (Non-GAAP)	$254	23.0%	$203	18.4%

Reconciliation of Net Income (Loss) Attributable to Atleos (GAAP) to Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) (Non-GAAP)

	Six months ended June 30,
($ in millions)	2026	% of Revenue	2025	% of Revenue
Net income attributable to Atleos (GAAP)	$87	4.1%	$53	2.5%
Interest expense	125	5.8%	136	6.6%
Interest income	(4)	(0.2)%	(2)	(0.1)%
Income tax expense	36	1.7%	28	1.3%
Depreciation and amortization expense	89	4.2%	86	4.1%
Amortization of acquisition-related intangibles	48	2.2%	47	2.3%
Stock-based compensation expense	17	0.8%	17	0.8%
Separation costs	—	—%	8	0.4%
Acquisition-related costs	10	0.5%	1	—%
Transformation and restructuring	5	0.2%	(10)	(0.5)%
Voyix indemnification expense	6	0.3%	5	0.3%
Other (income) expense items, net (1)	7	0.3%	6	0.3%
Adjusted EBITDA (Non-GAAP)	$426	19.9%	$375	18.0%
(1) Includes certain items reported within Other income (expense), net on the Condensed Consolidated Statements of Operations, such as bank fees, the components of pension, postemployment and postretirement expense other than service cost, and the impact of foreign currency exchange rate fluctuations. Certain other amounts reported in Other income (expense), net are separately captured in this reconciliation. As a result, Other (income) expense items as presented does not agree to total Other income (expense), net on the Condensed Consolidated Statements of Operations.

Reconciliation of Net Cash Provided by Operating Activities (GAAP) to Adjusted Free Cash Flow-Unrestricted (Non-GAAP)

	QTD	QTD	YTD	YTD
($ in millions)	Q2 2026	Q2 2025	Q2 2026	Q2 2025
Net cash (used in) provided by operating activities	$30	$(25)	$21	$98
Capital expenditures	(26)	(21)	(53)	(50)
Additions to capitalized software	(11)	(14)	(21)	(26)
Change in restricted cash settlement activity	(13)	37	11	(69)
Pension contributions	11	6	22	7
Voyix indemnification payments	9	6	7	6
Acquisition-related payments	6	—	6	—
Proceeds from ATM sale-leaseback transactions	10	24	10	24
Adjusted free cash flow-unrestricted	$16	$13	$3	$(10)

Reconciliation of Long-term Borrowings and Net Income (GAAP) to Net Leverage Ratio (Non-GAAP)

($ in millions)	June 30, 2026	June 30, 2025
Short-term borrowings	$84	$81
Long-term borrowings	2,711	2,816
Cash and cash equivalents	(429)	(357)
Adjusted net debt	$2,366	$2,540

Trailing Twelve Months
Net income attributable to Atleos (GAAP)	$196	$115
Adjusted EBITDA (Non-GAAP)	$881	$809

Net leverage ratio	2.69x	3.14x